UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Immuneering Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Immuneering Corporation
245 Main Street
Second Floor
Cambridge, MA 02142
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2022
NOTICE HEREBY IS GIVEN that the Annual Meeting of Stockholders of Immuneering Corporation, a Delaware corporation, will be held on Tuesday, June 21, 2022 at 11:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting and will be held via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IMRX2022. The meeting is being held for the following purposes, as more fully described in the accompanying proxy statement.
The Annual Meeting is being held:
1.
to elect Ann E. Berman and Diana F. Hausman, M.D. as Class I directors to hold office until our annual meeting of stockholders to be held in 2025 and until their respective successors have been duly elected and qualified;

2.
to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.
to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our Class A common stock as of the close of business on April 27, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 245 Main Street, Second Floor, Cambridge, MA 02142 for a period of ten days prior to the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting by completing, signing, dating and returning your proxy card or by
Internet or telephone voting as described on your proxy card. You may also vote online during the Annual Meeting. Instructions on how to vote during the meeting will be available at
www.virtualshareholdermeeting.com/IMRX2022.
By Order of the Board of Directors,
Cambridge, Massachusetts May 2, 2022	/s/ Michael D. Bookman Michael D. Bookman General Counsel & Secretary

Immuneering Corporation
245 Main Street
Second Floor
Cambridge, MA 02142
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2022
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2021 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Immuneering Corporation (the “Company”, “Immuneering”, “we,” “us” or “our”) in connection with our 2022 annual meeting of stockholders (the “Annual Meeting”). The proxy materials are first being sent on or about May 2, 2022 to all stockholders entitled to notice of and to vote at the Annual Meeting.
The Annual Meeting will be a completely virtual meeting and will be held via live webcast in order to facilitate stockholder attendance and participation by enabling stockholders to participate and vote electronically from any location. Details regarding how to attend the meeting online are more fully described below.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 21, 2022. A Notice Regarding the Internet Availability of Proxy Materials (the “Notice”) will be mailed to certain of our stockholders. The proxy materials can be accessed at our Investor Relations website at https://ir.immuneering.com or by following the instructions in the Notice.
General information about the Annual Meeting and Voting
How do I attend the Annual Meeting?
The Annual Meeting will be held on Tuesday, June 21, 2022 at 11:00 a.m. Eastern Time via a live webcast. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/IMRX2022. The meeting webcast will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your bank or broker holds your shares in street name, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date (as defined below). We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page. For any questions on how to attend the Annual Meeting, please contact Rebecca Kusko, Ph.D. at (617) 500-8080 or bkusko@immuneering.com.
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
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Proposal No. 1:   Election of the director nominees listed in this Proxy Statement.

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Proposal No. 2:   Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
We are not aware of any matters to be voted on at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Why hold a virtual meeting?
We are excited to use the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe the virtual meeting format enables increased stockholder attendance and participation because stockholders can participate from any location around the world. In addition, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks, brokers or other nominees in “street name” as described below. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
Who is entitled to vote at the Annual Meeting?
Holders of record of shares of our Class A common stock as of the close of business on April 27, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 26,385,299 shares of our Class A common stock issued and outstanding and entitled to vote. Each share of our Class A common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares by following their instructions for voting. Please refer to the information from your bank, broker or other nominee on how to submit your voting instructions. In addition, as discussed below, if you are a street name stockholder, you are invited to attend and vote your shares at the Annual Meeting live via webcast so long as you have requested a legal proxy from your broker, bank, or nominee. See “How do I attend the Annual Meeting?”
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our capital stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because
(1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.
Under current stock market rules that govern broker non-votes, Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker does not have the authority to vote uninstructed shares at its discretion on such proposal. Proposal No. 2 for the ratification of the appointment of RSM US LLP as our independent registered public accounting firm is considered a discretionary matter, and a broker is permitted to exercise its discretion to vote uninstructed shares on the proposal.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present by remote communication or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
How do I vote my shares without attending the Annual Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
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by Telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

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by Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

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by Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 20, 2022.
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your shares to be voted.
How can I vote my shares at the Annual Meeting?
Shareholders may participate in the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/IMRX2022. To participate in the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting. See “How do I attend the Annual Meeting?”
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How Do I Attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
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irrelevant to the business of the Company or to the business of the Annual Meeting;

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related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

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related to any pending, threatened or ongoing litigation;

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related to personal grievances;

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derogatory references to individuals or that are otherwise in bad taste;

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substantially repetitious of questions already made by another stockholder;

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in excess of the two question limit;

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in furtherance of the stockholder’s personal or business interests; or

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out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend the Annual Meeting?”.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
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FOR the nominees to the Board set forth in this Proxy Statement (Proposal 1).

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FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2).

How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:
Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

(1)
Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.

(2)
A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(3)
As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(4)
As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
Representatives of Broadridge Investor Communication Solutions, Inc (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as inspectors of election.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
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sending a written statement to that effect to the attention of our Secretary at our corporate offices at 245 Main Street, Second Floor, Cambridge, MA 02142, provided such statement is received no later than June 20, 2022;

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voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on June 20, 2022;

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submitting a properly signed proxy card with a later date that is received no later than June 20, 2022; or

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attending the Annual Meeting, revoking your proxy and voting electronically.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. If you are a street name stockholder, you are invited to attend and vote your shares at the Annual Meeting.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company’s Secretary at our corporate offices at 245 Main Street, Second Floor, Cambridge, MA 02142, before your proxy is voted or you vote electronically at the Annual Meeting.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Banks, brokers and other nominees will be requested to distribute proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who should I call if I have any additional questions?
If you are the stockholder of record for your shares, please call Mallory Morales at (617) 500-8080. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker or other nominee directly.

PROPOSAL 1: ELECTION OF DIRECTORS
Board Size and Structure
Our Certificate of Incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board has fixed the number of directors at six, and we currently have six directors serving on the Board.
Our Certificate of Incorporation provides that the Board of Directors be divided into three classes, designated as Class I, Class II and Class III. Each class must consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board of Directors, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board of Directors will be filled only by vote of an affirmative vote of the majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board of Directors to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.
Current Directors and Terms
Our current directors and their respective classes and terms are set forth below.
Class I Director - Current Term Ending at 2022 Annual Meeting	Class II Director - Current Term Ending at 2023 Annual Meeting	Class III Director - Current Term Ending at 2024 Annual Meeting
Ann E. Berman	Peter Feinberg	Robert J. Carpenter
Diana F. Hausman, M.D.	Laurie B. Keating	Benjamin J. Zeskind, Ph.D.
Nominees for Director
Ms. Berman and Dr. Hausman have been nominated by the Board of Directors to stand for election. As the directors assigned to Class I, Ms. Berman and Dr. Hausman’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Ms. Berman and Dr. Hausman will each serve for a term expiring at the annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) subject to the election and qualification of their respective successor or until their respective earlier death, resignation or removal.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board of Directors’ discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.
Information About Board Nominees and Continuing Directors
The following pages contain certain biographical information for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and nominees: display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; skills and personalities that complement those of our other directors and that help build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Nominees for Election to Three Year Terms Expiring at the 2025 Annual Meeting of Stockholders
Class I Directors	Age	Director Since	Current Position at Immuneering
Ann E. Berman	69	July 2021	Director
Diana F. Hausman, M.D.	59	January 2022	Director
Ann E. Berman has served as a member of our Board of Directors since July 2021. She currently serves as a member of the board of directors of Loews Corporation and Renalytix plc and a member of the board of trustees of Beth Israel Deaconess Medical Center and is the Chairwoman of its Compliance and Risk Committee. From September 2011 until June 2021, Ms. Berman served as a member of the board of directors and Chair of the Audit Committee of Cantel Medical Corp. In addition, she served as a member of the board of directors and Chair of the Audit Committee of Eaton Vance Corporation from February 2006 until March 2021. Prior to these roles, Ms. Berman served in various financial and risk management capacities at Harvard University, including as Senior Advisor to the President of Harvard University, Vice President of Finance and Chief Financial Officer. She received her B.A. with distinction in French language and literature from Cornell University, where she was Phi Beta Kappa, and her M.B.A. from the University of Pennsylvania’s Wharton School of Business. We believe that Ms. Berman is qualified to serve on our Board of Directors due to her accounting and financial management expertise as a Certified Public Accountant, experience as Chief Financial Officer of a major research university, service as an audit committee member and chair of other public companies, and depth of experience in risk management.
Diana F. Hausman, M.D. has served on our Board of Directors since January 2022. Dr. Hausman is the Chief Medical Officer of Link Immunotherapeutics, a position she has held since March 2022. From June 2021 to March 2022, Dr. Hausman served as the Chief Medical Officer of Lengo Therapeutics, a wholly-owned subsidiary of Blueprint Medicines Corporation. While at Lengo, she was responsible for all aspects of clinical development, including successful filing of the initial IND for BLU-451 (formerly LNG-451), a CNS-penetrant, EGFR Exon20 insertion inhibitor. Prior to joining Lengo, Dr. Hausman served as Chief Medical Officer for Zymeworks Inc.,from June 2016 to May 2021. Dr. Hausman was previously Chief Medical Officer at Oncothyreon Inc where she oversaw the Phase 1b and early Phase 2 clinical program for the HER2-targeted small molecule, tucatinib. She also held positions of increasing responsibility at ZymoGenetics Inc., Berlex Inc., and Immunex Corporation, working across multiple indications, including oncology, hematology, hepatitis C and autoimmune disease. Dr. Hausman received her internal medicine and specialty training in hematology and medical oncology at the University of Washington, Seattle, WA. She received her MD degree from the University of Pennsylvania and an A.B in biology from Princeton University. We believe Dr. Hausman’s extensive experience in the life sciences industry and her medical background qualifies her to serve on our Board of Directors.
Class II Directors Whose Terms Expire at the 2023 Annual Meeting
Class I Director Nominees	Age	Director Since	Current Position at Immuneering
Peter Feinberg	61	January 2021	Director
Laurie B. Keating	68	March 2021	Director
Peter Feinberg has served on our Board of Directors since January 2021. Mr. Feinberg also currently serves as Partner and was a Founding Member of Boxcar Partners, a venture capital investment firm with a focus on biotechnology investing, and Founder of Sporos Bioventures, Inc. In addition, he currently serves as Co-Founder of BridgeBio Pharma, Inc., a publicly traded biotechnology company focusing on genetic diseases, Boxcar PMJ LP and Emerging Security Solutions. He has more than three decades of experience in the financial services industry at Oppenheimer & Co. Inc. where he served as a Managing Director. Mr. Feinberg received his B.S. in finance from Whittier College. We believe that Mr. Feinberg is qualified to serve on our Board of Directors due to his extensive leadership skills and experience in the financial and biotechnology industries.
Laurie B. Keating has served on our Board of Directors since March 2021. Ms. Keating previously served as the Executive Vice President, Chief Legal Officer and Secretary of Alnylam Pharmaceuticals, Inc., from March 2019 until September 2021, and also served as its Senior Vice President, General Counsel and Secretary from September 2014 until March 2019. From September 2004 until January 2014, she served as the Senior Vice President, General Counsel and Secretary of Millennium Pharmaceuticals, Inc., a wholly owned oncology-focused subsidiary of Takeda Pharmaceutical Company Limited since 2008, and was the founding Chief Executive Officer and a member of the board of directors of Hydra Biosciences. Ms. Keating currently serves on the board of directors of two clinical-stage biopharmaceutical companies, Imago BioSciences (Nasdaq:IMGO), where she serves on the Audit Committee, and PepGen Inc., where she is Chair of the Board, Chair of the Compensation Committee and a member of the Audit and Nominating and Corporate Governance committees. From 2005 until March 2022 she served on the Board of Directors of MassBIO, a non-profit organization. Ms. Keating earned her A.B. in economics from the University of California, Berkeley and her J.D. from the University of California, Hastings College of the Law. We believe that Ms. Keating is qualified to serve on our Board of Directors due to her extensive leadership skills and experience in the biotechnology industry.
Class III Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders
Class III Directors	Age	Director Since	Current Position at Immuneering
Robert J. Carpenter	77	May 2009	Chairman and Director
Benjamin J. Zeskind, Ph.D.	40	February 2008	Co-Founder, President, Chief Executive Officer, Director
Robert J. Carpenter has served on our Board of Directors since May 2009. Mr. Carpenter also currently serves as the Chairman of Hydra Biosciences LLC, or Hydra Biosciences, a privately held clinical-stage biopharmaceutical company. From 1992 until 2015, he served as the Chief Executive Officer of Boston Medical Investors, Inc., a venture capital firm. Mr. Carpenter has founded and served in executive management and board roles at numerous biotechnology companies, including Olaris Inc., Integrated Genetics and GelTex Pharmaceuticals, both of which merged with Genzyme Corporation, and VacTex Corp., which was acquired by Aquila Biopharmaceuticals, Inc. Mr. Carpenter received his B.S. in engineering from the U.S. Military Academy at West Point, his M.S. in computer science from Stanford University and his M.B.A. from Harvard Business School. We believe that Mr. Carpenter is qualified to serve on our Board of Directors due to his extensive leadership skills and experience in the healthcare and biotechnology industries.
Benjamin J. Zeskind, Ph.D., has served as our Co-Founder, President, Chief Executive Officer and a member of our Board of Directors since February 2008. Dr. Zeskind received his S.B. in electrical engineering and computer science and his Ph.D. in bioengineering from Massachusetts Institute of Technology, or MIT, and his M.B.A. from Harvard Business School, where he was recognized as a Baker Scholar, the highest award for distinction. We believe that Dr. Zeskind is qualified to serve on our Board of Directors due to his extensive experience in the pharmaceutical industry and in-depth knowledge of our business.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the election of each of Ann E. Berman and Diana F. Hausman, M.D. as a Class I director to hold office until the 2025 Annual Meeting and until her successor has been duly elected and qualified.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. RSM US LLP (“RSM”) has served as our independent registered public accounting firm since 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed RSM to serve as our independent registered public accounting firm for the year ending December 31, 2022.
Although ratification is not required, the Board of Directors is submitting the selection of RSM to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board of Directors and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.
Representatives of RSM are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Independent Registered Public Accounting Firm Fees
The following is a summary and description of fees incurred by RSM for the fiscal years ended December 31, 2021 and 2020:
	Fiscal Year 2021	Fiscal Year 2020
Audit fees(1)	$315,000	$126,125
Audit-related fees(2)	$160,125	$—
Tax fees	$—	$—
All other fees	$—	$—
Total Fees	$475,125	$126,125

(1)
Audit fees consist of fees for our quarterly reviews and audit of our annual financial statements.

(2)
Audit-related fees in 2021 consist of fees related to our initial public offering of our common stock (the “IPO”).

Pre-Approval Policy
The formal written charter for our audit committee requires that the audit committee or the Chair of the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable rules of the U.S. Securities and Exchange Commission (“SEC”).
The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.
The audit committee periodically reviews and generally pre-approves services (and annually approves related fee levels or budgeted amounts) that may be provided by our independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.
Our pre-approval policy became effective in connection with our IPO in July 2021. The services provided to us by RSM after July 2021 for the remainder of 2021 were provided in accordance with our pre-approval policies and procedures.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Audit Committee Report
The report of the audit committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended
The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance — Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the audit committee reviewed and discussed with management and RSM US LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2021. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:
Ann E. Berman (Chair)
Robert J. Carpenter
Laurie B. Keating

EXECUTIVE OFFICERS
The table below identifies and sets forth certain biographical and other information regarding our executive officers. There are no family relationships among any of our executive officers or directors.
Name	Age	Position(s)	In Current Position Since
Benjamin J. Zeskind, Ph.D.	40	Co-Founder, President, Chief Executive Officer, Director	2008
Biren Amin	49	Chief Financial Officer, Treasurer	2021
Scott Barrett, M.D.	59	Chief Medical Officer	2019
Brett Hall, Ph.D.	53	Chief Scientific Officer	2019
Michael D. Bookman	35	General Counsel, Secretary	2021
See page 12 of this Proxy Statement for Dr. Zeskind’s biography
Biren Amin has served as our Chief Financial Officer since April 2021. Prior to joining us, Mr. Amin served as a Managing Director of Jefferies Financial Group Inc., an American financial services company based in New York City, in their Biotechnology Equity Research group, from June 2011 until March 2021. Previously, he spent time at other equity research firms such as WJB Capital Group, Inc., FTN Equity Capital Markets Corporation, Stanford Group Company and Prudential Equity Group, LLC focusing on pharmaceutical and biotechnology company investments. Over approximately two decades, Mr. Amin built a strong track record on Wall Street covering small and mid-cap pharmaceutical and biotechnology companies focusing on oncology, CNS disorders, ophthalmology and rare diseases. He started his career at Aventis Pharmaceuticals Inc., a former public pharmaceutical company, which merged with Sanofi S.A., where he served as the Senior Manager in their Scientific Competitive Intelligence group. Mr. Amin received his B.S. in pharmacy from the University of the Sciences in Philadelphia, his M.S. in pharmacy from Long Island University and his M.B.A. from the Stern School of Business at New York University.
Scott Barrett, M.D. has served as our Chief Medical Officer since November 2019. Prior to joining us, Dr. Barrett served as the Executive Director of Global Medical Affairs of Incyte Corp, a publicly traded biopharmaceutical company focused on discovery, development and commercialization of proprietary therapeutics in oncology and other areas of interest, from June 2016 until November 2019. Prior to that, he served as the Senior Director of Clinical Development of Infinity Pharmaceuticals, Inc., a publicly traded biopharmaceutical drug development company, from July 2014 until June 2016. Dr. Barrett is a trained physician-scientist, accomplished medical oncologist and a drug discovery and development expert with more than 30 years of clinical and research experience. He received his B.A. in natural science from The Johns Hopkins University as a Beneficial-Hodson Scholarship recipient and his M.D. from the University of Miami.
Brett Hall, Ph.D. has served as our Chief Scientific Officer since November 2019. He also served as the Founder and Chairman of the board of directors of BioArkive, Inc., or BioArkive, a privately held biotechnology services company from January 2019 until December 2021. Prior to joining us, Dr. Hall served as the Chief Executive Officer of Asellus Therapeutics, LLC, a privately held biotechnology company, from July 2015 until May 2018. Dr. Hall served in roles of increasing responsibility with Johnson & Johnson, a multinational corporation that develops medical devices, pharmaceuticals and consumer packaged goods, from November 2008 until July 2014, culminating in his role as the Head of Biomarkers of the Hematologic Disease Area Stronghold, where he led translational efforts for Sylvant® and Imbruvica® through clinical development. Subsequently, he served as the Head of Translational Medicine of Oncology at Medimmune, LLC, the biologics division of AstraZeneca Pharmaceuticals LP, from July 2014 until July 2015, before transitioning to executive discovery roles in biotechnology. He has extensive drug development and leadership experience ranging from early drug discovery through translational clinical sciences, including multiple drug registrations. Dr. Hall has extensively published in the areas of tumor microenvironment (TME) and translational sciences, and holds multiple patents for drug pharmacology and discovery. He was also a tenure-track Assistant Professor at Ohio State University where his laboratory focused on the development of human TME-aligned models to better translate preclinical data into the clinic and discover novel biomarkers. Prior to Dr. Hall’s career in life sciences, he served in the United States Air Force and worked as an investment banker. Dr. Hall received his B.S. in biochemistry from Ohio State University, his Ph.D. in immunology and cancer biology from West Virginia University and completed his post-doctoral fellowship in cancer cell epigenetics at St. Jude Children’s Research Hospital.
Michael D. Bookman has served as our General Counsel and Secretary since July 2021. Prior to joining us, Mr. Bookman served as the General Counsel and Secretary of Frequency Therapeutics, Inc., or Frequency, from January 2021 until July 2021, and the Deputy General Counsel and Secretary of Frequency from September 2019 until January 2021. Prior to Mr. Bookman’s role at Frequency, he was an associate at Latham & Watkins LLP, a leading international law firm where he worked on corporate transactional, securities and general business and governance matters, with an emphasis on representing high-growth technology and life sciences companies, from October 2012 until August 2019. Mr. Bookman received his B.B.A., summa cum laude, in finance from the University of Miami and his J.D. from the University of Virginia School of Law.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance — Documents & Charters” section of the “For Investors” page of our website located at www.ir.immuneering.com, or by writing to our Secretary at our offices at 245 Main Street, Second Floor, Cambridge, MA 02142. Among the topics addressed in our Corporate Governance Guidelines are:
— Board size, independence and qualifications	— Stock ownership
— Executive sessions of independent directors	— Board access to senior management
— Board leadership structure	— Board access to independent advisors
— Selection of new directors	— Board self-evaluations
— Director orientation and continuing education	— Board meetings
— Limits on board service	— Meeting attendance by directors and non-directors
— Change of principal occupation	— Meeting materials
— Term limits	— Board committees, responsibilities and independence
— Director responsibilities	— Succession planning
— Director compensation	— Risk management
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company and our stockholders. If the Chair of the Board of Directors is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines allow for the appointment by the independent directors of a lead independent director. The lead independent director’s responsibilities include, but are not limited to: presiding over all meetings of the Board of Directors at which the Chair of the Board of Directors is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chair of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chair of the Board of Directors qualifies as independent, the Chair of the Board will serve as lead independent director.
The positions of our Chair of the Board and our Chief Executive Officer and President currently are served by two separate persons. Mr. Carpenter serves as our Chairman of our Board of Directors, and Dr. Zeskind serves as our Chief Executive Officer and President.
The Board of Directors believes our current leadership structure of Dr. Zeskind serving as Chief Executive Officer and Mr. Carpenter serving as Chair of the Board is in the best interests of our Company and our stockholders and strikes the appropriate balance so as to allow Dr. Zeskind to focus on the strategic direction, day-to day-leadership and performance of our Company while Mr. Carpenter presides over Board of Directors meetings, provides oversight of our corporate governance and leverages his extensive life sciences experience to provide guidance to Dr. Zeskind. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board of Directors will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of our Company and our stockholders.
Director Independence
Under our Corporate Governance Guidelines and the Nasdaq Stock Market listing rules (the “Nasdaq rules”), a director is not independent unless the Board of Directors affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the Nasdaq rules.

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Ann E. Berman, Robert J. Carpenter, Diana F. Hausman, and Laurie B. Keating, representing four of our six directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.
Board Committees
Our Board of Directors has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates pursuant to a written charter.
Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Ann E. Berman	Chair	X
Robert J. Carpenter	X	Chair	X
Peter Feinberg
Diana F. Hausman, M.D.
Laurie B. Keating	X		Chair
Benjamin J. Zeskind, Ph.D.
Audit Committee
Our audit committee is responsible for, among other things:
•
appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•
overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•
reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•
coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;

•
discussing our risk management policies and assisting the Board’s oversight of management of material risks the Company is facing;

•
meeting independently with our internal auditing staff, if any, registered public accounting firm and management;

•
establishing procedures regarding the reporting and treatment of complaints regarding accounting, internal accounting controls and auditing matters;

•
reviewing and approving or ratifying any related person transactions; and

•
preparing the audit committee report required by SEC rules.

Our audit committee currently consists of Ann E. Berman, Robert J. Carpenter and Laurie B. Keating, with Ms. Berman serving as chair.
All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our audit committee qualifies as “independent” under Nasdaq’s heightened standards and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), applicable to audit committee members, and that Ms. Berman and Ms. Keating each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
Our compensation committee is responsible for, among other things:
•
reviewing and approving, or recommending for approval by our Board of Directors, the compensation of our Chief Executive Officer and our other executive officers;

•
overseeing and administering our cash and equity incentive plans;

•
reviewing and making recommendations to our Board of Directors with respect to director compensation;

•
assisting with succession planning for the Chief Executive Officer and other executive officers;

•
review our strategies regarding human capital management;

•
reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

•
preparing the annual compensation committee report required by SEC rules, to the extent required.

Our compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. Our compensation committee may also delegate to one or more of our executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans and any such delegation.
Our compensation committee currently consists of Robert J. Carpenter and Laurie B. Keating, with Ms. Keating serving as chair. Our Board of Directors has determined that each member of our compensation committee qualifies as “independent” under Nasdaq’s heightened standards applicable to compensation committee members and as a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
Our Chief Executive Officer makes recommendations to the compensation committee regarding the compensation of our executive officers. The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.
Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the compensation committee.
Compensation Consultant
In accordance with its authority to retain consultants and advisors described above, and in connection with our IPO, the compensation committee engaged Radford, an Aon Company (“Radford”), to provide executive and director compensation consulting services to the compensation committee. In 2021, Radford provided services to the compensation committee, which included providing information and data on current trends and developments in executive and director compensation, analyzing benchmarking data and evaluating our peer group composition. The compensation committee evaluated whether any of the work performed by Radford during 2021 raised any conflict of interest and determined that it did not.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:
•
identifying individuals qualified to become members of our Board of Directors;

•
recommending to our Board of Directors the persons to be nominated for election as directors and to each committee of the Board;

•
developing and recommending to our Board of Directors corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and

•
overseeing a periodic evaluation of our Board of Directors.

The members of our nominating and corporate governance committee are Robert J. Carpenter and Ann E. Berman. Robert J. Carpenter serves as the chairperson of the committee. Our Board of Directors has determined that Robert J. Carpenter and Ann E. Berman are independent under the applicable Nasdaq rules.
Board of Directors and Committee Meetings and Attendance
During the year ended December 31, 2021, our Board of Directors met six times, the audit committee met three times, the compensation committee met two times, and the nominating and corporate governance committee met once. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board of directors and the committees on which he or she served as a member during the year ended December 31, 2021.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board of Directors, are regularly scheduled throughout the year. In addition, at least twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of members of our Board of Directors at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. This will be our first annual meeting as a public company.
Director Nominations Process
The nominating and corporate governance committee is responsible for recommending candidates to serve on our Board of Directors and its committees. In considering whether to recommend any particular candidate to serve on the Board of Directors or its committees or for inclusion in the Board’s slate of recommended director nominees for election at an annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to our industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of our operations; diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors.
Candidates for director shall be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee shall consider the individual’s independence, experience, skills, background, and diversity, including with respect to race, age and gender, along with such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capabilities. When conducting searches for new directors, the Nominating and Corporate Governance Committee will take reasonable steps to include diverse candidates in the pool of nominees and any search firm will affirmatively be instructed to seek to include diverse candidates.
In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board of Directors, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board of Directors’ effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board of Directors evaluation process and other perceived needs of the Board.
Each of the director nominees to be elected at the Annual Meeting was recommended by our President, Chief Executive Officer, and Chairman of the Board and evaluated in accordance with our standard review process for director candidates in connection with their initial appointment and their nomination for election at the Annual Meeting. When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the experience described in each of the member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board of Directors’ nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to us should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Amended and Restated Bylaws (“Bylaws”) for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of our Secretary at Immuneering Corporation, 245 Main Street, Second Floor, Cambridge, MA 02142. All recommendations for nominations received by our Secretary that satisfy our Bylaws requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Board Role in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. The Board shall regularly review information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure as well as compliance with laws and regulations applicable to biopharmaceutical companies, including, without limitation, those related to drug manufacturing, clinical trials and patient safety. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also oversees management of financial and cybersecurity risks. Our nominating and corporate governance committee manages risks associated with the independence of the Board and potential conflicts of interest. Our compensation committee oversees the management of risks relating to the Company’s executive compensation plans and arrangements. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through committee reports about such risks.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee, and other corporate governance information are available in the “Governance — Documents and Charters” section of the “For Investors” page of our website located at www.ir.immuneering.com, or by writing to our Secretary at our offices at 245 Main Street, Second Floor, Cambridge, MA 02142.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Conduct is available under the “Governance — Documents and Charters” section of the “For Investors” page of our website located at www.ir.immuneering.com, or by writing to our Secretary at our offices at 245 Main Street, Second Floor, Cambridge, MA 02142.
We intend to disclose on our website any amendment to, or waiver from, a provision of our Code of Conduct that applies to directors and executive officers and that is required to be disclosed pursuant to the rules of the SEC and the Nasdaq rules.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly.
Stockholder Communications with Our Board of Directors
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of our Secretary at Immuneering Corporation, 245 Main Street, Second Floor, Cambridge, MA 02142. Our Secretary will forward the communication to the appropriate director or directors.

Board Diversity Matrix (as of May 2, 2022)
Total Number of Directors (6 total)
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Directors who identify as Military Veterans	—	1	—	—

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the 2021 Summary Compensation Table below. In 2021, our “named executive officers” and their positions were:
•
Benjamin J. Zeskind, Ph.D., Chief Executive Officer;

•
Brett Hall, Ph.D., Chief Scientific Officer; and

•
Biren Amin, Chief Financial Officer.

2021 Summary compensation table
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Benjamin J. Zeskind, Ph.D.	2021	400,238(3)	421,041	1,704,500	18,492(4)	2,544,271
President and Chief Executive Officer	2020	292,550	500,000	—	13,495	806,045
Brett Hall, Ph. D	2021	630,000	189,000	1,704,500	690(5)	2,524,190
Chief Scientific Officer	2020	615,000	160,000	—	200	775,200
Biren Amin	2021	312,500(6)	180,000	2,769,472	11,558(7)	3,273,530
Chief Financial Officer	2020	—	—	—	—	—

(1)
The amounts reported represent discretionary annual bonuses paid in recognition of 2021 performance. Refer to the section titled “2021 Bonuses” below for additional information.

(2)
Amounts represent the full grant date fair value of stock options issued during the given year, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The assumptions used to calculate the grant date fair value of options issued during 2021 are set forth in Note 11 to the financial statements included in our Annual Report.

(3)
In July 2021, in connection with our IPO, Dr. Zeskind’s annual salary was increased to $551,000.

(4)
Amount represents employer contributions under the Company’s 401(k) plan ($16,010), a Company-paid cell phone ($2,189) and Company-paid life insurance ($292).

(5)
Amount represents Company-paid life insurance.

(6)
Mr. Amin was hired in April 2021. In July 2021, in connection with our IPO, Mr. Amin’s annual salary was increased to $450,000.

(7)
Amount represents employer contributions under the Company’s 401(k) plan ($11,250) and Company-paid life insurance ($308).

Narrative to summary compensation table
Our executive compensation program is designed to align compensation with business objectives and the creation of stockholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. For 2021, the compensation of our named executive officers primarily consisted of a base salary, an annual cash incentive bonus opportunity, equity compensation in the form of stock options and health and welfare benefits. Pursuant to their employment agreements, the named executive officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances.
2021 base salaries
Our named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Annual base salaries are reviewed periodically by the compensation committee and the Board of Directors. In connection with our IPO, our Board of Directors approved increases in the base salaries for certain executives including certain of our named executive officers, which became effective on July 29, 2021. Specifically, Dr. Zeskind’s base salary was increased to $551,000 per year and Mr. Amin’s base salary was increased to $450,000 per year. Dr Hall did not receive an increase in his annual base salary for 2021. In February 2022, our compensation committee approved a 3.5% increase in base salary for all of our employees, including our named executive officers, effective as of January 1, 2022.
2021 bonuses
We offer our named executive officers the opportunity to earn discretionary cash bonuses based on performance. In connection with our IPO, we established the 2021 target bonus amount for each named executive officer, expressed as a percentage of the named executive officer’s annual base salary. The target bonus amounts for Dr. Zeskind, Dr. Hall and Mr. Amin in 2021 were 50%, 30% and 40%, respectively.
In February 2022, the compensation committee evaluated the named executive officers’ performance against the Company’s performance and approved the amounts earned by our named executive officers under the Company’s annual bonus program for 2021 and included above in the 2021 Summary Compensation Table. The bonus paid to Dr. Zeskind for 2021 was adjusted to reflect the fact that Dr. Zeskind’s base salary was increased, and his target bonus decreased, in July 2021 and that historically, the bonus component of his compensation was significantly higher relative to his base salary.
Equity compensation
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, including our named executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our Compensation Committee periodically reviews the equity incentive compensation of our executives, including our named executive officers, and from time to time may grant equity incentive awards to them in the form of stock options.
We typically grant stock option awards to each executive officer and employee upon the individual’s commencement of employment and make additional grants of stock option awards on an annual basis for retention purposes. Each option has an exercise price equal to the fair market value of our common stock on the date of grant. During the fiscal year ended December 31, 2021, we granted stock options to each of our named executive officers, as shown in more detail in the “Outstanding Equity Awards at Fiscal Year End” table below.
Other elements of compensation
Retirement plans
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. For 2021, we matched contributions made by participants in the 401(k) plan up to four percent of a participant’s eligible compensation. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Health and welfare plans
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans on the same terms.

Outstanding equity awards at 2021 fiscal year-end
Name	Vesting Start Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Benjamin J. Zeskind, Ph.D.	9/20/2019	210,000(1)	—	3.01	12/15/2029
	5/4/2021	—(2)	175,000(2)	9.74	5/5/2031
Brett Hall, Ph.D.	11/1/2019	105,000(3)	96,600(3)	3.01	12/15/2029
	5/5/2018	81,520(3)	9,480(3)	3.01	2/24/2029
	5/4/2021	—(2)	175,000(2)	9.74	5/5/2031
Biren Amin	5/4/2021	—(2)	284,340(2)	9.74	5/5/2031

(1)
The options may be early exercised in full for restricted stock as of the date of the grant. The amounts reported as exercisable or unexercisable represent the number of shares as to which the options are vested or unvested, respectively. 100% of the underlying shares vest on the first anniversary of the vesting start date indicated.

(2)
The options may be early exercised in full for restricted stock as of the date of the grant. The amounts reported as exercisable or unexercisable represent the number of shares as to which the options are vested or unvested, respectively. The options vest as to 25% of the underlying shares on the first anniversary of the vesting start date indicated and in equal monthly installments over the following three years, subject to continued employment through each applicable vesting date.

(3)
The options may be early exercised in full for restricted stock as of the date of the grant. The amounts reported as exercisable or unexercisable represent the number of shares as to which the options are vested or unvested, respectively. The options vest as to 25% of the underlying shares on the first anniversary of the vesting start date indicated and in equal monthly installments over the following three years, subject to continued employment through each applicable vesting date. In the event of a change in control of the Company, 50% of the remaining unvested shares subject to the option will become vested and exercisable upon such change in control.

Executive compensation arrangements
Employment agreements
Dr. Zeskind
We entered into an employment agreement with Dr. Zeskind on July 23, 2021, pursuant to which we employ Dr. Zeskind as our President and Chief Executive Officer. The employment agreement has an indefinite term.
The employment agreement provides for an annual base salary of $551,000, which was increased to $570,285 effective January 1, 2022, and for a target annual performance bonus equal to 50% of Dr. Zeskind’s annual base salary to be based on the attainment of predetermined performance objectives determined by our Board of Directors.
If we terminate Dr. Zeskind’s employment without “cause”, he resigns for “good reason” other than in connection with a change in control of the Company, subject to his execution and non-revocation of a separation agreement and release in favor of our Company and compliance with restrictive covenants contained therein, Dr. Zeskind will be entitled to receive the following termination payments: (i) continued payment of base salary for twelve months, (ii) any unpaid bonus earned for the year prior to the year of termination, and (iii) direct payment of or reimbursement for COBRA premiums, less the amount Dr. Zeskind would have paid for coverage as an active employee, for up to 12 months. If such a qualifying termination occurs on or within 12 months following the date of a change in control of the Company or during the 3-month period prior to the date of a change in control of the Company, subject to his execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, Dr. Zeskind will be entitled to receive, in lieu of the payments and benefits described above, (a) continued payment of Dr. Zeskind’s base salary for 18 months, (b) any unpaid bonus earned for the year prior to the year of termination, (c) a payment equal to 1.5 times Dr. Zeskind’s target annual bonus for the year of termination, (d) direct payment of or reimbursement for COBRA premiums, less the amount Dr. Zeskind would have paid for coverage as an active employee, for up to 18 months and (d) all equity awards held by Dr. Zeskind that vest solely based on continued employment or service will accelerate and vest in full.
Dr. Zeskind is also party to restrictive covenant agreements, pursuant to which he has agreed to refrain from competing with us or soliciting our customers or employees during his employment and for one year following termination of his employment and from disclosing our proprietary information during or at any time following his employment.
Dr. Hall
We entered into an employment agreement with Dr. Hall on July 23, 2021, pursuant to which we employ Dr. Hall as our Chief Scientific Officer. The employment agreement has an indefinite term.
The employment agreement for Dr. Hall provides for an annual base salary of $630,000, which was increased to $652,050 effective January 1, 2022, a target annual performance bonus equal to 30% of his base salary based on the attainment of predetermined individual and company performance objectives determined by our Board of Directors.
In the event we terminate Dr. Hall’s employment without “cause” or he resigns for “good reason” (as such terms are defined in the employment agreement), subject to his execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, Dr. Hall will be entitled to receive (i) continued payment of base salary for 12 months, (ii) any unpaid bonus earned for the year prior to the year of termination, and (iii) direct payment of or reimbursement for COBRA premiums, less the amount Dr. Hall would have paid for coverage as an active employee, for up to 12 months. If such a qualifying termination occurs on or within 12 months following the date of a change in control of the Company, subject to the execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, Dr. Hall will be entitled to receive, in lieu of the payments and benefits described above, (a) continued payment of Dr. Hall’s base salary for 12 months, (b) any unpaid bonus earned for the year prior to the year of termination, (c) a payment equal to 1.0 times Dr. Hall’s target annual bonus for the year of termination, (d) direct payment of or reimbursement for COBRA premiums, less the amount Dr. Hall would have paid for coverage as an active employee, for up to 12 months and (d) all unvested equity or equity-based awards that vest solely based on Dr. Hall’s continued employment or service with the Company will accelerate and vest in full.
Dr. Hall is party to restrictive covenant agreements, pursuant to which he has agreed to refrain from soliciting our customers or employees during his employment and for one year following termination of his employment and from disclosing our proprietary information during or at any time following his employment.
Mr. Amin
We entered into an employment agreement with Mr. Amin on July 23, 2021, pursuant to which we employ Mr. Amin as our Chief Financial Officer. The employment agreement has an indefinite term.
The employment agreement for Mr. Amin provides for an annual base salary of $450,000, which was increased to $465,750 effective January 1, 2022, and a target annual performance bonus equal to 40% of his base salary based on the attainment of predetermined individual and company performance objectives determined by our Board of Directors.
In the event we terminate Mr. Amin’s employment without “cause” or he resigns for “good reason” (as such terms are defined in the employment agreement), subject to his execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, Mr. Amin will be entitled to receive (i) continued payment of base salary for 12 months, (ii) any unpaid bonus earned for the year prior to the year of termination, and (iii) direct payment of or reimbursement for COBRA premiums, less the amount Mr. Amin would have paid for coverage as an active employee, for up to 12 months. If such a qualifying termination occurs on or within 12 months following the date of a change in control of the Company, subject to the execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, Mr. Amin will be entitled to receive, in lieu of the payments and benefits described above, (a) continued payment of Mr. Amin’s base salary for 12 months, (b) any unpaid bonus earned for the year prior to the year of termination, (c) a payment equal to 1.0 times Mr. Amin’s target annual bonus for the year of termination, (d) direct payment of or reimbursement for COBRA premiums, less the amount Mr. Amin would have paid for coverage as an active employee, for up to 12 months and (d) all unvested equity or equity-based awards that vest solely based on Mr. Amin’s continued employment or service with the Company will accelerate and vest in full.
Mr. Amin is party to restrictive covenant agreements, pursuant to which he has agreed to refrain from competing with us or soliciting our customers or employees during his employment and for one year following termination of his employment and from disclosing our proprietary information during or at any time following his employment.
Director compensation
Effective as of our IPO, we adopted, and our stockholders approved a compensation program for our non-employee directors under which each non-employee director receives the following amounts for their services on our Board of Directors:
•
an option to purchase 25,200 shares of our Class A common stock upon the director’s initial election or appointment to our Board of Directors,

•
if the director has served on our Board of Directors for at least six months as of the date of an annual meeting of stockholders, an option to purchase 12,600 shares of our Class A common stock on the date of the annual meeting,

•
an annual director fee of $35,000, and

•
if the director serves on a committee of our Board of Directors or in the other capacities stated below, an additional annual fee as follows:

•
chair of the Board or lead independent director, $30,000

•
chair of the audit committee, $15,000,

•
audit committee member other than the chair, $7,500,

•
chair of the compensation committee, $10,000,

•
compensation committee member other than the chair, $5,000,

•
chair of the nominating and corporate governance committee, $8,000, and

•
nominating and corporate governance committee member other than the chair, $4,000.

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our common stock on the date of grant, as determined under 2021 Incentive Award Plan, or the 2021 Plan, and will expire not later than ten years after the date of grant. The stock options granted upon a director’s initial election or appointment vest in 36 substantially equal monthly installments following the date of grant. The stock options granted annually to directors vest in 12 substantially equal monthly installments following the date of grant. In addition, all unvested stock options vest in full upon the occurrence of a change in control.
Director fees under the program are payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment is prorated for any portion of a quarter that a director is not serving as non-employee member of our Board.

In March 2021, our Board of Directors granted Ms. Keating an option under to purchase 60,074 shares of Class A common stock with an exercise price equal $4.12, which our Board of Directors determined was the fair market value per share on the date of grant. The option vests as to 25% of the underlying shares upon the first anniversary of the date of grant and as to the remaining 75% of the underlying shares in 36 substantially equal monthly installments occurring upon Ms. Keating’s completion of each full month of service following the date of grant. In addition, effective on the date of the effectiveness of the registration statement for our IPO, our Board of Directors granted Ms. Berman an option under our 2021 Plan to purchase 28,372 shares of Class A common stock with an exercise price equal $15.00, which was the per share price to the public in our IPO. The option vests as to 25% of the underlying shares upon the first anniversary of the effective date of grant and as to the remaining 75% of the underlying shares in 36 substantially equal monthly installments occurring upon Ms. Berman’s completion of each full month of service as a non-employee member of the Board of Directors following the effective date of grant, subject to full accelerated vesting upon the occurrence of a change in control.
Dr. Zeskind, our President and Chief Executive Officer, serves on our Board of Directors but does not receive additional compensation for his service as a director. Refer to the discussion of named executive officer compensation elsewhere in this section for information regarding Dr. Zeskind’s 2021 compensation.
2021 Director compensation table
Name	Fees earned or paid in cash ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
Ann E. Berman	22,745	344,218	—	366,963
Robert J. Carpenter	36,012	—	—	36,012
Peter Feinberg	14,742	—	—	14,742
Laurie B. Keating	22,113	202,096	—	224,209
Andrew Phillips, Ph.D.(2)	—	—	—	—
Diana F. Hausman, MD(2)	—	—	—	—

(1)
Amounts represent the full grant date fair value of stock options issued during 2021, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The assumptions used to calculate the grant date fair value of all option awards made to our directors are set forth in Note 11 to the consolidated financial statements included in our Annual Report.

(2)
Dr. Phillips resigned from our Board of Directors prior to the date of the effectiveness of the registration statement for our IPO.

(3)
Dr. Hausman joined our Board of Directors in January 2022.

The table below shows the aggregate numbers of option awards and unvested stock awards held as of December 31, 2021 by each non-employee director who served on our Board of Directors in 2021.
Name	Options outstanding at fiscal year end (exercisable)	Options outstanding at fiscal year end (unexercisable)	Unvested restricted shares outstanding at fiscal year end
Ann E. Berman	—	28,372	—
Robert J. Carpenter	55,576	55,577	—
Peter Feinberg	55,576	55,577	—
Laurie B. Keating	—	60,074	—
Andrew Phillips, Ph.D.	—	—	—
Diana F. Hausman	—	—	—

Equity Compensation Plan Information
The following table provides information on our equity compensation plans as of December 31, 2021.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities Reflected in first column)(1)
Equity compensation plans approved by security holders(2)	2,859,568(3)	$6.55(4)	2,618,936(5)
Equity compensation plans not approved by security holders	—	—	—
Total	2,859,568	$6.55	2,618,936

(1)
Pursuant to the terms of the 2021 Incentive Award Plan, or the 2021 Plan, the number of shares of Class A common stock available for issuance under the 2021 Plan automatically increases on January 1 of each calendar year beginning in 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of: (a) 4% of the shares of Class A common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board of Directors. Pursuant to the terms of the 2021 Employee Stock Purchase Plan, or the 2021 ESPP, the number of shares of Class A common stock available for issuance under the 2021 ESPP automatically increases on January 1 of each calendar year beginning in 2022 and ending and including January 1, 2031, by an amount equal to the lesser of: (a) 1% of the shares of Class A common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board of Directors.

(2)
Consists of the Immuneering Corporation Long Term Incentive Plan, or the 2015 Plan, the 2021 Plan, and the 2021 ESPP.

(3)
Includes 2,567,975 outstanding options to purchase shares of Class A common stock under the 2015 Plan and 291,568 outstanding options to purchase stock under the 2021 Plan.

(4)
As of December 31, 2021, the weighted-average exercise price of outstanding options under the 2015 Plan was $5.50 and the weighted-average exercise price per share of outstanding options under the 2021 Plan was $15.72.

(5)
As of December 31, 2021, a total of 2,618,936 shares of common stock were available for issuance, consisting of (a) 250,000 shares of Class A common stock available for future issuance under the 2021 ESPP, none of which shares were subject to outstanding purchase rights under the 2021 ESPP and (b) 2,368,936 shares of Class A common stock available for future issuance under the 2021 Plan.

STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of March 31, 2022, by: (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A common stock; (ii) each of our directors; (iii) each of our named executive officers for 2022; and (iv) all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
The percentage of shares beneficially owned is computed on the basis of 26,383,299 shares of our Class A common stock outstanding as of March 31, 2022. Shares of our Class A common stock that a person has the right to acquire within 60 days of March 31, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Immuneering Corporation, 245 Main Street, Second Floor, Cambridge MA 02142.
	Shares of Class A Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Entities advised or sub-advised by T. Rowe Price Associates, Inc. and T. Rowe Price Health Sciences Fund, Inc.(1)	3,188,505	12.1%
Merrin Investors LLC(2)	2,405,386	9.1%
Entities affiliated with Cormorant Asset Management, LP(3)	2,252,628	8.5%
Citadel Multi-Strategy Equities Master Fund Ltd.(4)	2,058,148	7.8%
BlackRock, Inc.(5)	1,716,170	6.5%
Named Executive Officers and Directors
Benjamin J. Zeskind, Ph.D.(6)	3,426,515	12.9%
Biren Amin(7)	83,820	*
Brett Hall, Ph.D.(8)	578,680	2.2%
Ann E. Berman(9)	9,500	*
Robert J. Carpenter(10)	1,215,993	4.6%
Peter Feinberg(11)	1,063,218	4.0%
Laurie B. Keating(12)	24,521	*
Diana F. Hausman, MD(13)	2,800	*
All current executive officers and directors as a group (10 persons)(14)	6,547,148	23.9%

*
Represents beneficial ownership of less than 1%.

(1)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2022, T. Rowe Price Associates, Inc. has sole voting power over 545,411 shares of our Class A common stock and sole dispositive power over 3,188,505 shares of our Class A common stock and T. Rowe Price Health Sciences Fund, Inc. has sole voting power over 1,376,160 shares of our Class A common stock. The address for the foregoing reporting persons is 100 East Pratt Street, Baltimore, Maryland 21202.

(2)
Based solely on a Schedule 13G filed with the SEC on August 11, 2021. Merrin Investors LLC has sole voting and sole dispositive power over 2,405,386 of our Class A common stock. Seth Merrin is the managing member of Merrin Investors LLC and as such shares voting and dispositive power over the securities held of record by Merrin Investors LLC. The address for Merrin Investors LLC is 2547 Maple Avenue, Cortlandt Manor, NY 10567.

(3)
Based solely on a Schedule 13G filed with the SEC on August 13, 2021. Cormorant Global Healthcare Master Fund, LP (the “Master Fund”) and Cormorant Global Healthcare GP, LLC have shared voting and shared dispositive power over 937,688 of our Class A common stock. Cormorant Private Healthcare Fund III, LP (“Fund III”) and Cormorant Private Healthcare GP III, LLC have shared voting and shared dispositive power over 1,298,493 of our Class A common stock. Cormorant Asset Management, LP and Bihua Chen have shared voting and shared dispositive power over 2,252,628 of our Class A common stock. The shares reported for Cormorant Asset Management, LP represent shares which are beneficially owned by the Master Fund, Fund III and a managed account (the “Account”). Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP III, LLC serve as the general partners of the Master Fund and Fund III, respectively. Cormorant Asset Management, LP serves as the investment manager to the Master Fund, Fund III, and the Account. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC, Cormorant Private Healthcare GP III, LLC and the general partner of Cormorant Asset Management, LP. Each of the reporting persons under the Schedule 13G disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest therein. The principal address for the foregoing reporting persons is 200 Clarendon Street 52nd Floor, Boston, Massachusetts 02116.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2022, each of Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”) has shared voting power and shared dispositive power over 2,056,779 shares of our Class A common stock, Citadel Securities LLC (“Citadel Securities”) has shared voting power and shared dispositive power over 436 shares of our Class A common stock, each of Citadel Securities Group LP (“CALC4”) and Citadel Securities GP LLC (“CSGP”) has shared voting power and shared dispositive power over 1,369 shares of our Class A common stock and Kenneth Griffin has shared voting power and shared dispositive power over 2,058,148 shares of our Class A common stock. Citadel Advisors is the portfolio manager for CM. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of CRBH and Citadel Securities. CSGP is the general partner of CALC4. Mr. Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. The address for the foregoing reporting persons is 131 S Dearborn St, 32nd Floor, Chicago, IL 60603.

(5)
Based solely on a Schedule 13G filed with the SEC on February 4, 2022. According to the Schedule 13G, BlackRock, Inc. has sole voting power and sole dispositive power over 1,716,170 shares of our Class A common stock. BlackRock, Inc. may be deemed to beneficially own the reported shares of common stock and has filed a Schedule 13G as the parent holding company or control person on behalf of its subsidiaries BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(6)
Consists of (i) 2,259,352 shares of our Class A common stock, (ii) 272,236 shares of our Class A common stock underlying options exercisable within 60 days from March 31, 2022, and (iii) 894,927 shares of our Class A common stock held of record by the Benjamin J. Zeskind 2020 Family Trust, where

Lisa Schwartz, Dr. Zeskind’s spouse, serves as sole trustee. Lisa Schwartz may be deemed to have sole voting and dispositive power with respect to the shares held of record by the Benjamin J. Zeskind 2020 Family Trust.
(7)
Consists of (i) 6,898 shares of our Class A common stock and (ii) 76,922 shares of our Class A common stock underlying options exercisable within 60 days from March 31, 2022.

(8)
Consists of (i) 325,093 shares of our Class A common stock and (ii) 253,587 shares of our Class A common stock underlying options exercisable within 60 days from March 31, 2022.

(9)
Consists of 9,500 shares of our Class A common stock.

(10)
Consists of (i) 1,148,839 shares of our Class A common stock and (ii) 67,154 shares of our Class A common stock underlying options exercisable within 60 days from March 31, 2022.

(11)
Consists of (i) 11,766 shares of our Class A common stock, (ii) 476,615 shares of our Class A common stock held of record by PEF LLC, (iii) 392,242 shares of our Class A common stock held of record by PF Associates L.P., (iv) 115,441 shares of our Class A common stock held of record by S4K Investments LLC, and (v) 67,154 shares of our Class A common stock underlying options exercisable within 60 days from March 31, 2022.

(12)
Consists of (i) 7,000 shares of our Class A common stock and (ii) 17,521 shares of our Class A common stock underlying options exercisable within 60 days from March 31, 2022.

(13)
Consists of 2,800 shares of our Class A common stock underlying options exercisable within 60 days from March 31, 2022.

(14)
Consists of (i) 8,965 shares of our Class A common stock and (ii) 133,136 shares of our Class A common stock underlying options exercisable within 60 days from March 31, 2022.

CERTAIN TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures Regarding Transactions with Related Persons
Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock listed on the Nasdaq Stock Market. Our related person transaction policy requires that the audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K (which are transactions in which we were or are to be a participant and the amount involved exceeds the lesser of (i) $120,000 or (2) one percent of the average of our total assets at fiscal year-end for the last two completed fiscal years, and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest). It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest. Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Certain Related Person Transactions
Series A Convertible Preferred Stock
From September 2019 to January 2020, we issued and sold to investors in a private placement an aggregate of 1,710,227 shares of Series A Preferred Stock at a purchase price of $8.5514 per share, for aggregate consideration of approximately $14.6 million. In conjunction with the issuance of Series A Preferred Stock in September 2019, we issued 785,706 shares of Series A Preferred Stock as settlement for $5.3 million of convertible notes and $0.1 million of accrued interest.
The following table sets forth the aggregate number of Series A Preferred Stock acquired by certain beneficial owners of more than 5% of our capital stock, executive officers and entities affiliated with certain of our directors in the financing transactions described above. Each share of Series A Preferred Stock converted into 1.4 shares of Class A common stock upon the closing of our IPO in July 2021.
Participants(1)	Series A Preferred Stock	Aggregate Purchase Price (in thousands)
Merrin Investors LLC	409,289	$3,500
Robert J. Carpenter	67,561	$512
Benjamin J. Zeskind, Ph.D.	29,234	$250
Brett Hall, Ph.D.	1,169	$10
Scott Barrett, M.D.	2,338	$20
Entities affiliated with Peter Feinberg(2)	213,215	$1,509

(1)
Additional details regarding these stockholders and their equity holdings are provided above under the caption “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”.

(2)
Consists of 66,078 shares of Series A Preferred Stock purchased by PEF LLC, 36,759 shares of Series A Preferred Stock purchased by Feinberg Investment Trust LLC, 73,519 shares of Series A Preferred Stock purchased by PF Associates L.P., 36,759 shares of Series A Preferred Stock purchased by S4K Investments LLC and 100 shares of Series A Preferred Stock purchased by Boxcar PMJ, LLC.

Series B Convertible Preferred Stock
As of December 31, 2020, we issued and sold to investors in a private placement an aggregate of 3,619,292 shares of Series B Preferred Stock at a purchase price of $10.2782 per share, for an aggregate consideration of approximately $37.2 million. In addition, in April and May 2021, we issued and sold to investors in a private placement an additional 2,412,853 shares of Series B Preferred Stock at a purchase price of $10.2782 per share, for an aggregate consideration of approximately $24.8 million.
The following table sets forth the aggregate number of Series B Preferred Stock acquired by certain beneficial owners of more than 5% of our capital stock, executive officers and entities affiliated with certain of our directors in the financing transactions described above. Each share of Series B Preferred Stock converted into 1.4 shares of Class A common stock upon the closing of our IPO in July 2021.
Participants(1)	Series B Preferred Stock	Aggregate Purchase Price (in thousands)
Merrin Investors LLC	291,878	$3,000
Entities affiliated with Cormorant Asset Management, LP(2)	1,216,163	$12,500
Entities advised or sub-advised by T. Rowe Price Associates, Inc.(3)	778,345	$8,000
Entities affiliated with Blackrock, Inc.(4)	583,758	$6,000
Citadel Multi-Strategy Equities Master Fund Ltd.	1,216,165	$12,500
Benjamin J. Zeskind, Ph.D.	5,837	$60
Robert J. Carpenter	87,563	$900
Brett Hall, Ph.D.	2,431	$25
Scott Barrett, M.D.	1,945	$20
Biren Amin	1,945	$20
Entities affiliated with Peter Feinberg(5)	87,560	$900

(1)
Additional details regarding these stockholders and their equity holdings are provided above under the caption “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”.

(2)
Consists of 927,495 shares of Series B Preferred Stock purchased by Cormorant Private Healthcare Fund III, LP, 276,920 shares of Series B Preferred Stock purchased by Cormorant Global Healthcare Master Fund, LP, and 11,748 shares of Series B Preferred Stock purchased by CRMA SPV, LP.

(3)
Consists of 696,164 shares of Series B Preferred Stock purchased by T. Rowe Price Health Sciences Fund, Inc., 50,975 shares of Series B Preferred Stock purchased by TD Mutual Funds — TD Health Sciences Fund, and 31,206 shares of Series B Preferred Stock purchased by T. Rowe Price Health Sciences Portfolio.

(4)
Consists of 583,758 shares of Series B Preferred Stock purchased by Blackrock Health Sciences Trust II.

(5)
Consists of 21,890 shares of Series B Preferred Stock purchased by PF Associates L.P., 21,890 shares of Series B Preferred Stock purchased by PEF LLC, 21,890 shares of Series B Preferred Stock purchased by Feinberg Investment Trust LLC and 21,890 shares of Series B Preferred Stock purchased by S4K Investments LLC.

Management and Other Agreements
In December 2021, we entered into a Share Purchase Agreement (the “SPA”) with BioArkive, Inc., a California corporation (“BioArkive”), and each of the shareholders of BioArkive (each, a “Seller”) and, on the same day, consummated the transaction under the SPA. As a result of the transaction under the SPA, we acquired all of the equity of BioArkive, which accordingly then became a wholly owned subsidiary.
On the closing date, we purchased all outstanding shares of capital stock of BioArkive for an aggregate purchase price of $8.75 million. The purchase price was paid by us through the issuance to the Sellers of an aggregate of 379,635 shares of our Class A common stock (the “Common Stock”). The number of shares of Common Stock (the “Consideration Shares”) issued to the Sellers in exchange for the sale of their BioArkive shares to us was calculated using a value based on the average of the daily volume weighted average prices of the Common Stock on the Nasdaq Stock Exchange for the 30-trading day period ending on and including the trading day immediately prior to the closing date. The Consideration Shares were issued in a private placement transaction and were not registered for resale. Prior to the transaction, Brett Hall, our Chief Scientific Officer and the Founder and Chairman of the board of directors of BioArkive, held the majority of the outstanding shares of BioArkive capital stock. In connection with the acquisition, Dr. Hall resigned from the Board of Directors of BioArkive. BioArkive is a contract research organization that provided contract research services to us and, the aggregate amount paid by us to BioArkive was $4.5 million in 2021 through the closing date of the acquisition, and $2.7 million and $0.4 million for the years ended December 31, 2020 and 2019, respectively.
Peter Feinberg, a member of our Board of Directors, is the managing member of PEF LLC, which provided advisory services to us from September 2019 to September 2020. In connection with the Advisory Agreement, dated September 17, 2019, PEF LLC was initially granted a warrant for the purchase of 73,000 shares of our Class A common stock at $4.21 per share, which expires on January 8, 2030 and vested immediately. In June 2020, PEF LLC transferred a portion of its warrants to purchase 1,220 shares of our Class A common stock to Bluestar LF LLC. After the transfer, PEF LLC had a warrant to purchase 71,780 shares of our Class A common stock. In June 2021, PEF LLC exercised the entire warrant and received 71,780 shares of our Class A common stock.
Amended and Restated Investors’ Rights Agreement
In connection with the issuance of our Series B Preferred Stock on December 21, 2020, we entered into an Amended and Restated Investors’ Rights Agreement, or the IRA, with certain holders of our preferred stock, many which are beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors are affiliated. The IRA imposes certain affirmative obligations on us and also grants certain rights to holders, including certain registration rights with respect to the securities held by them and described below, certain information and observer rights, and certain additional rights. Certain provisions of the IRA terminated upon the closing of our IPO.
Registration Rights
Under the IRA, certain holders of our common stock are entitled to certain rights with respect to the registration of such shares for public resale under the Securities Act, until the rights otherwise terminate pursuant to the terms of the IRA. The registration of shares of common stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.
Form S-1 Registration Rights
Pursuant to the IRA, certain holders of common stock are entitled to certain demand registration rights, including to demand registration of their registrable securities on a registration statement on Form S-1 at any time after the earlier of (i) five years after the date of the IRA, or (ii) 180 days following the completion of this offering. The holders holding more than a majority of the registrable securities have the right to require us to file a registration statement on Form S-1 under the Securities Act in order to register the resale of their shares of common stock; provided, that no such registration is required to be made (i) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, (ii) at such time as we have effected one registration statement, or (iii) if the holders who initiated the registration request propose to dispose of shares of registrable securities that may be immediately registered on Form S-3 pursuant to a request under the IRA. We may, in certain circumstances, defer such registrations, and the underwriters have the right, subject to certain limitations, to limit the number of shares included in such registrations.
Piggyback Registration Rights
If at any time we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.
Form S-3 Registration Rights
After we are qualified for registration on Form S-3, the holders, as holders of registrable securities, may make a written request that we register the offer and sale of their shares on a Form S-3 registration statement; provided, that no such registration is required to be made (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, or (ii) at such time as we have effected two such registrations in the last 12 months. We may, in certain circumstances, defer such registrations, and the underwriters have the right, subject to certain limitations, to limit the number of shares included in such registrations.
Expenses and Indemnification
Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders and blue sky fees and expenses. Additionally, we have agreed to indemnify selling stockholders for damages, and any legal or other expenses reasonably incurred, arising from or based upon any untrue statement of a material fact contained in any registration statement, an omission or alleged omission to state a material fact in any registration statement or necessary to make the statements therein not misleading, or any violation or alleged violation by the indemnifying party of securities laws, subject to certain exceptions.
Termination of Registration Rights
The registration rights terminate upon the earliest of: (i) such date after the closing of the IPO on which all shares of registrable securities may be sold during any three (3) month period pursuant to Rule 144 of the Securities Act, (ii) the first anniversary of the closing of the IPO, or (iii) the occurrence of a deemed liquidation event.
Amended and Restated Voting Agreement
In connection with the issuance of our Series B Preferred Stock on December 21, 2020, we entered into an Amended and Restated Voting Agreement, or the Voting Agreement, which, among other things, provides the terms for the voting of shares with respect to the constituency of our Board of Directors. Pursuant to the terms of the Voting Agreement, the following directors were elected to serve as members of our Board of Directors, and, as of the date of this proxy, except for Mr. Phillips, continue to so serve: Benjamin J. Zeskind, Andrew Phillips and Robert J. Carpenter. Dr. Zeskind was selected to serve on our Board of Directors as our Chief Executive Officer, Mr. Phillips were selected to serve on our Board of Directors as designated by the Cormorant Private Healthcare Fund III, LP, Cormorant Global Healthcare Master Fund, LP and CRMA SPV, LP, collectively referred to as Cormorant, and Mr. Carpenter was elected to serve on our Board of Directors by the holders of a majority of the then-outstanding shares of our common stock.
The Voting Agreement, including its provisions concerning the rights of certain of the holders to designate directors, terminated upon the closing of the IPO.
Amended and Restated Right of First Refusal and Co-Sale Agreement
In connection with the issuance of our Series B Preferred Stock on December 21, 2020, we entered into an Amended and Restated Right of First Refusal and Co-Sale Agreement, or the ROFR and Co-Sale Agreement, with certain of our preferred stockholders, many of which are beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors are affiliated. The ROFR and Co-Sale Agreement, among other things: (a) grants our investors certain rights of first refusal and co-sale with respect to proposed transfers of our securities by certain preferred stockholders; and (b) grants us certain rights of first refusal with respect to proposed transfers of our securities by certain preferred stockholders.

The ROFR and Co-Sale Agreement terminated upon the closing of the IPO.
Indemnification agreements
We entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer (and in certain cases their related venture capital funds) to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Participation in Our Initial Public Offering
On August 3, 2021, we completed our IPO in which we issued and sold an aggregate of 8,625,000 shares of our Class A common stock at a public offering price of $15.00 per share. The following table sets forth the aggregate number of shares of our Class A common stock acquired by holders of more than 5% of our Class A common stock and certain of our executive officers and directors and their affiliated entities in the IPO.
Participants(1)	Class A Common Stock	Aggregate Purchase Price (in thousands)
Merrin Investors LLC	1,300,000	$19,500
Entities affiliated with Cormorant Asset Management, LP	550,000	$8,250
Entities advised or sub-advised by T. Rowe Price Associates, Inc.	1,900,000	$28,500
Entities affiliated with Blackrock, Inc.	300,000	$4,500
Entities affiliated with Citadel Multi-Strategy Equities Master Fund Ltd.	400,000	$12,500
Benjamin J. Zeskind, Ph.D.	2,098	$31
Robert J. Carpenter	325,000	$4,875
Brett Hall, Ph.D.	1,353	$20
Scott Barrett, M.D.	667	$10
Biren Amin	4,175	$63
Entities affiliated with Peter Feinberg(2)	291,667	$4,375
Michael D. Bookman	1,402	$21
Laurie B. Keating	7,000	$110
Ann E. Berman	3,500	$53

(1)
Additional details regarding these stockholders and their equity holdings are provided above under the caption “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”.

(2)
Consists of 129,167 shares of Class A common stock purchased by PF Associates L.P., 129,167 shares Class A common stock purchased by PEF LLC, and 33,333 shares of Class A Common Stock purchased by S4K Investments LLC.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 245 Main Street, Second Floor, Cambridge, MA 02142 in writing not later than January 2, 2023.
Stockholders intending to present a proposal at our 2023 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from a stockholder of record of their intent to present such a proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting no earlier than February 21, 2023 and no later than March 23, 2023. The notice must contain the information required by our Bylaws. In the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after June 21, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business of the 90th day prior to the 2023 Annual Meeting or, if later, the close of business of the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2023 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2023.
In connection with our solicitation of proxies for our 2023 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies and helps the environment by conserving natural resources. Some brokers also household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If your household received a single Notice of the Annual Meeting of Stockholders or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact the Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

2021 ANNUAL REPORT
Our 2021 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice can access our 2021 Annual Report, including our Annual Report on Form 10-K for 2021, at www.proxyvote.com. You may also access our Annual Report on Form 10-K for the year ended December 31, 2021 at www.immuneering.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail, without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to our Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Immuneering Corporation, attn: Secretary, 245 Main Street, Second Floor, Cambridge, MA 02142.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card by mail or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors
/s/ Michael D. Bookman Michael D. Bookman General Counsel and Secretary
Cambridge, Massachusetts
May 2, 2022

Immuneering

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000563624_1 R1.0.0.24

SCAN TOVIEW MATERIALS & VOTEIMMUNEERING CORPORATION245 MAIN STREET, SECOND FLOORCAMBRIDGE, MA 02142VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on June 20, 2022. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records andto create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/IMRX2022You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon June 20, 2022. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateSCAN TOVIEW MATERIALS & VOTETo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00000563624_1 R1.0.0.24For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following:1. Election of DirectorsNominees01) Ann E. Berman 02) Diana F. Hausman, M.D.IMMUNEERING CORPORATION245 MAIN STREET, SECOND FLOORCAMBRIDGE, MA 02142VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on June 20, 2022. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records andto create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/IMRX2022You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon June 20, 2022. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR proposal 2. For Against Abstain2. Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal yearending December 31, 2022.NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation,postponement, or adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, pleas

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.comIMMUNEERING CORPORATIONAnnual Meeting of StockholdersJune 21, 2022 11:00 AM EDTThis proxy is solicited by the Board of DirectorsThe undersigned stockholder(s) hereby appoint(s) Benjamin J. Zeskind and Michael D. Bookman, or either of them, as proxies, each with thepower to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card,all of the shares of Class A common stock of Immuneering Corporation that the undersigned stockholder(s) would be entitled to vote ifpresent at the Annual Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/IMRX2022 on June 21,2022 at 11:00 AM EDT, and any adjournment, continuation, or postponement thereof.Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named hereinbecomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented atthe Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be broughtbefore the meeting or any adjournment, continuation, or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no suchdirection is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.Continued and to be signed on reverse side